Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 30, 2020 relating to the financial statements of Lincoln Benefit Life Company as of and for the year ended December 31, 2019 appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 30, 2020